UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2016

AMERICAN EXPRESS COMPANY
(Exact name of registrant as specified in its charter)

New York	1-7657	13-4922250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Vesey Street
New York, New York	10285
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 640-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On June 29, 2016, American Express Company (the “Company”) was informed that the Board of Governors of the Federal Reserve System (the “Federal Reserve”) did not object to the Company’s plan to return capital to shareholders through increasing the Company’s quarterly dividend to $0.32 per share from $0.29 per share beginning with the third quarter 2016 dividend declaration, subject to approval by the Company’s Board of Directors, and repurchasing up to $3.3 billion of common shares during the period beginning the third quarter 2016 through and including the second quarter of 2017. The timing and amount of common shares purchased under the Company’s authorized capital plans will depend on various factors, including the Company’s business plans, financial performance and market conditions. To facilitate repurchases, the Company may, from time to time, make purchases pursuant to one or more trading plans under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, which allows the Company to repurchase common shares during periods when the Company might otherwise be prevented from doing so under applicable law or because of self-imposed trading blackout periods.

The Company is furnishing a press release, dated June 29, 2016, relating to the above, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. In addition, a summary of the results of the Company-run stress tests under the Federal Reserve’s Regulation YY can be found on the Company’s Investor Relations website at ir.americanexpress.com.

Exhibit	Description
99.1	American Express Company press release, dated June 29, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS COMPANY (REGISTRANT)
By:	/s/ Carol V. Schwartz
Name: Carol V. Schwartz
Title: Secretary

Date:  June 29, 2016

EXHIBIT INDEX
Exhibit	Description
99.1	American Express Company press release, dated June 29, 2016.